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                                                                     Exhibit 3.3

                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                       Filed 03:30 PM 10/29/2002
                                                               020669104-3143303

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION


FIRST: The Board of Directors of Micropower Generation, Inc. adopted the following resolution setting forth a proposed amendment of this corporation's Certificate of Incorporation:

RESOLVED that the text of Article numbered 1 of the Certificate of Incorporation of this corporation shall be deleted and replaced with the following:

The  name  of  the  corporation  is  Acto  Digital  Video  U.S.A.  Inc.

SECOND: Pursuant to the resolution of the Board of Directors, the stockholders of this corporation voted in favor of the amendment at a special meeting of stockholders at which the necessary number of shares required by statute voted in favor of the amendment.

THIRD: The amendment set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.



IN WITNESS THEREOF, this Certificate of Amendment has been signed by undersigned authorized officer of this corporation on the date shown below.

Micropower  Generation,  Inc.

By:       /s/  J.  Paul  Hines
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Name:      J.  Paul  Hines
        ------------------------

Title:     President
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Date:     October  25,  2002
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